Exhibit 10.1

FORM

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of __________________, 2026, by and between __________________ (“Seller”) and XpresTest, Inc., a Delaware corporation (the “Company” or “Purchaser”).

RECITALS

WHEREAS, Seller acquired __________________ shares of Common Stock in the Company (the “Common Stock”) (the “Awarded Shares”) pursuant to that certain Notice of Restricted Stock Award and Restricted Stock Award Agreement, dated as of __________________ (the “Restricted Stock Agreement”);

WHEREAS, the Awarded Shares held by Seller, if not previously vested, shall become fully vested pursuant to Section 2.4 of that certain Securities Purchase Agreement, dated July 6, 2026, by and among XWELL, Inc., a Delaware corporation, XpresSpa Holdings, LLC, a Delaware limited liability company, the Company, and Express Wellness Group, LLC, a Delaware limited liability company (the “Securities Purchase Agreement”) at the Closing (as defined in the Securities Purchase Agreement);

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, all of the Awarded Shares in accordance with the terms and subject to the conditions set forth in this Agreement;

WHEREAS, consummation of the transactions contemplated by this Agreement is expressly contingent on the concurrent consummation of the transactions contemplated by the Securities Purchase Agreement; and

WHEREAS, Purchaser’s Board of Directors has previously approved the form of this Agreement and any related transactions that may be required in connection with this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	Sale and Purchase of Common Stock; Purchase Price.

Subject to the terms and conditions of this Agreement, immediately prior to (but conditioned upon the subsequent consummation of) the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the Awarded Shares, free and clear of all Liens (as defined below). In consideration for the sale, assignment, transfer, conveyance and delivery of the Awarded Shares, Purchaser shall pay Seller an aggregate price of $__________________, net of any applicable income and employment taxes that the Company is required to withhold therefrom under applicable law (the “Purchase Price”), subject to Section 2.

2.	Closing; Additional Deliveries.

(a)            The consummation of the purchase and sale of the Awarded Shares shall take place immediately prior to (but conditioned upon the subsequent consummation of) the Closing (the “Repurchase Time”).

(b)            At the Repurchase Time, Seller shall deliver to the Company a stock assignment in the form attached hereto as Exhibit A (the “Stock Assignment”). Without limiting the foregoing, the parties acknowledge that, concurrently herewith, Seller has delivered to the Company a duly executed Stock Assignment, which the Company shall hold in escrow pending (and subject to) the Repurchase Time. At the Repurchase Time, the Company is expressly authorized to add the Closing Date (as defined in the Securities Purchase Agreement) to the Stock Assignment and to release Seller’s signature thereon from escrow.

(c)            The Purchase Price will be paid in immediately available funds via check or wire transfer to the address or account specified by Seller within five (5) business days following the Closing, provided Purchaser has received all deliverables set forth in Section 2(b).

3.	Representations and Warranties of Seller.

As a material inducement to Purchaser to enter into this Agreement, Seller hereby makes the following representations and warranties to Purchaser, each of which is true and correct on the date hereof and as of the Repurchase Time and which shall survive the Repurchase Time and the Closing:

(a)            Seller has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transaction contemplated hereby.

(b)            The execution and delivery of this Agreement by Seller and the consummation by Seller of the transaction contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over Seller; and (ii) do not and will not constitute or result in a breach, violation or default under any contract covenant or instrument under which Seller is now obligated.

(c)            Seller is the sole record and beneficial owner of the Awarded Shares, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, easements, options, debts, assessments, rights of first refusal, imperfection of title, tenancy, legal or equitable right of another person or other encumbrances of any kind or character whatsoever (“Liens”) and the Awarded Shares are not subject to any restrictions on transfer or other provisions under any agreements of any type whatsoever. Seller does not own any equity securities of the Company (or any securities convertible into, exchangeable for or carrying the right to acquire equity securities of the Company) other than the Awarded Shares. Seller has valid and marketable title to the Awarded Shares and, upon the consummation of the transactions contemplated by this Agreement, Purchaser will have valid and marketable title to such Awarded Shares free and clear of all Liens.

(d)            After the Closing, Seller shall have no remaining claim to ownership or the right to any ownership in Purchaser now or in the future, or any other claim of any kind against Purchaser, or any owner, director, officer, shareholder, employee or agent of Purchaser relating or arising out of Seller’s ownership of the Common Stock.

(e)            Seller acknowledges and agrees that none of Purchaser, Express Wellness Group, LLC, any affiliate of the foregoing, or any of their respective representatives has made any representations or warranties to Seller in connection with this Agreement or the transactions contemplated hereby, and Seller is not relying on any such representations or warranties.

4.     Release of Claims. In consideration of the payments under this Agreement, the receipt and adequacy of which are acknowledged, Seller, on behalf of himself, his affiliates and each of his executors, legatees, administrators, representatives, agents, beneficiaries, successors and assigns, as applicable (each a “Releasing Party” and collectively, the “Releasing Parties”), hereby unconditionally, irrevocably and forever releases, waives and discharges the Company and each of its affiliates and each of their respective former or current officers, directors, employees, equity holders, general and limited partners, members, managers, shareholders, agents, representatives, successors and assigns, as applicable (each a “Released Party” and collectively, the “Released Parties”), of and from, and hereby unconditionally and irrevocably waives, any and all claims, demands, debts, losses, expenses, proceedings, contracts and covenants (whether express or implied), costs, interest, liabilities, suits, awards, judgments, executions, duties, dues, bonds, penalties, damages, actions and causes of action, obligations, accounts, and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract, direct or indirect, at law or in equity that the Releasing Parties ever had, now has or ever may have or claim to have against any Released Party, arising out of or related to its acquisition or ownership of the Common Stock or its execution of the Restricted Stock Agreement and any exhibits thereto. In addition, each of the Releasing Parties hereby covenants and agrees not to, directly or indirectly, commence, institute, maintain, prosecute, or voluntarily aid any action, proceeding, claim, or cause of action in any court or before any governmental authority or arbitrator against any Released Party with respect to any matter released pursuant to this Section 4. If any Releasing Party breaches this covenant not to sue, such Releasing Party shall indemnify and hold harmless the applicable Released Party from and against any and all losses, costs, and expenses (including reasonable attorneys’ fees) incurred in connection with such breach. [Following the purchase and sale of the Remaining Shares to Purchaser, Seller further acknowledges that the Remaining Shares shall continue to be deemed owned by Seller solely for purposes of the Antidilution Rights pursuant to that certain Notice of Restricted Stock Award and Restricted Stock Award Agreement, dated as of _______________, and that the transfer of the Remaining Shares pursuant to this Agreement shall not trigger such Antidilution Rights.]

5.	Miscellaneous.

(a)            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements related to the subject matter hereof. The respective agreements, representations, warranties and other statements of Purchaser and Seller, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Purchaser or Seller or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Common Stock.

(b)            This Agreement may be amended only by written agreement among the parties hereto and Express Wellness Group, LLC (and Express Wellness Group, LLC is an express third-party beneficiary of this Agreement entitled to enforce its rights under this Section 5(b)).

(c)            Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transaction contemplated by this Agreement.

(d)            This Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflict of law or other aspect of Delaware law that might result in the application of any law other than that of the State of Delaware). Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, any state or federal court sitting in the State of Delaware) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in such courts, (iii) waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and (iv) waives any claim that any such action or proceeding brought in such courts has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)            This Agreement may be executed in one or more counterparts, each of which constitutes an original and is admissible in evidence, and all of which constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(f)             Notwithstanding anything to the contrary contained herein, in the event that the Securities Purchase Agreement is validly terminated prior to the Closing in accordance with its terms, this Agreement and the Stock Assignment shall automatically be deemed null and void and of no further force or effect, none of the parties hereto or thereto shall have any rights or obligations hereunder or thereunder, and the transactions contemplated hereby and thereby shall not occur.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER:

By:
Name:

Purchaser:

XpresTest, Inc.

By:
Name:
Title:

exhibit A

stock ASSIGNMENT

FOR VALUE RECEIVED, effective as of ______________, 2026, the undersigned (the “Assignor”) hereby sells, conveys, assigns, transfers and delivers unto XpresTest, Inc., a Delaware corporation (the “Assignee” or “Company”), all of Assignor’s right, title and interest in and to __________________ shares of common stock (the “Shares”) of Company, held by the Assignor in uncertificated form, standing in Assignor’s name on the books of the Company. The Assignor does hereby irrevocably constitute and appoint each officer of the Company as attorney-in-fact to effect the transfer of the Shares on the books of the Company with full power of substitution.

IN WITNESS WHEREOF, the undersigned has caused this Stock Assignment to be executed and delivered on the date set forth below.

Dated: ____________________, 2026

By:
Name: